SharpSpring Reports Record First Quarter 2016 Results

GAINESVILLE, FL — May 4, 2016 – SharpSpring, Inc. (NASDAQ: SHSP), a global provider of cloud-based marketing technologies, reported financial results for the first quarter ended March 31, 2016.

First Quarter 2016 Operational Highlights

●	Secured 250 new SharpSpring customers, up 71% from last year, bringing the total to approximately 1,000 customers and nearly 4,000 businesses using the platform

●	Established $2.5 million credit facility to provide additional financing flexibility as the company expands its marketing automation platform

First Quarter 2016 Financial Results

●	Revenue increased 28% to a record $4.2 million from $3.3 million in the same year-ago period. The increase was driven by a 167% increase in revenue from the company’s SharpSpring marketing automation platform to a record $1.8 million.

●	Gross profit increased 13% to $2.8 million from $2.5 million in the first quarter of 2015.

●	Net loss totaled $710,000 or $(0.10) per share compared to a net loss of $1.2 million or $(0.21) per share in the first quarter of 2015.

●	Adjusted EBITDA (a non-GAAP metric reconciled below) loss totaled $129,000, compared to an adjusted EBITDA loss of $106,000 in the same year-ago period.

●	Core net loss (a non-GAAP metric reconciled below) totaled $179,000 or $(0.02) core net loss per share. This compares to a core net loss of $152,000 or $(0.03) core net loss per share in the same year-ago period.

●	At quarter-end, cash totaled $3.5 million, compared to $4.2 million at the end of the prior quarter.

Management Commentary

“The first quarter was another record quarter for SharpSpring,” said company CEO Rick Carlson. “We acquired 250 new customers and experienced a considerable improvement in our attrition metrics compared to the levels we saw in the prior quarter. In fact, we ended the quarter with nearly 1,000 customers total and now have almost 4,000 businesses using our marketing automation solution, either directly or through one of our agency partners.

“In addition to generating strong revenue and adding a significant number of new customers to our expanding base, we also made meaningful progress on the planned migration of our GraphicMail customers onto the SharpSpring platform. The migration process, which we initiated in March, has been relatively seamless and is now wrapping up.

“With the migration largely complete, we now have thousands of more customers live on our SharpSpring platform, all benefiting from a broad range of sophisticated tools, like automated tasks and behavioral-based segmentation, which are designed to enhance the way businesses communicate and engage with their current and prospective customers.

“Adoption of marketing automation technology for small- and medium-sized businesses is still relatively low, creating significant growth opportunities for SharpSpring in the future. We believe we are in an ideal position to enhance our market position in the rapidly growing and largely untapped marketing automation space.

“Overall, the first quarter represented a strong start to the year, demonstrating the predictability and scalability o our business model. We are building on our operational and financial momentum, and remain on track to achieve our financial goals for 2016, which include doubling our SharpSpring revenue and more than tripling the number of businesses using our SharpSpring platform.”

Conference Call

SharpSpring management will hold a conference call today (May 4, 2016) at 4:30 p.m. Eastern time (1:30 p.m. Pacific time) to discuss these results.

Company CEO Rick Carlson and CFO Edward Lawton will host the call, followed by a question and answer period.

Date: Wednesday, May 4, 2016

Time: 4:30 p.m. Eastern time (1:30 p.m. Pacific time)

U.S. dial-in number: 1-855-327-6837

International dial-in number: 1-631-891-4304

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Liolios Group at 1-949-574-3860.

The conference call will be broadcast live and available for replay here, as well as in the investor relations section of the company’s website at investors.sharpspring.com.

A replay of the conference call will be available after 7:30 p.m. Eastern time through May 25, 2016.

Toll-free replay number: 1-877-870-5176

International replay number: 1-858-384-5517

Replay ID: 10001087

Non-GAAP Financial Measures

Adjusted EBITDA, core net loss and core net loss per share are “non-GAAP financial measures” presented as supplemental measures of the company’s performance. These metrics are not presented in accordance with accounting principles generally accepted in the United States, or GAAP. The company believes these measures provide additional meaningful information in evaluating its performance over time. However, the measures have limitations as analytical tools, and you should not consider them in isolation or as a substitute for analysis of the company’s results as reported under GAAP. A reconciliation of net loss to these measures is included for your reference in the financial section of this earnings press release.

About SharpSpring, Inc.

SharpSpring, Inc. (NASDAQ: SHSP) is a rapidly growing, global provider of cloud-based marketing and email software solutions, ranging from marketing automation to scalable transactional email. The company’s product lines, which include SharpSpring, SMTP and SharpSpring Mail+ (formerly GraphicMail), are known for their innovation, flexible architecture, ease of use, and cost-effectiveness — all backed by high-quality, multilingual customer support. Learn more at www.sharpspring.com, www.smtp.com, and www.sharpspringmail.com.

Important Cautions Regarding Forward-Looking Statements

The information posted in this release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. You can identify these statements by use of the words “may,” “will,” “should,” “plans,” “explores,” “expects,” “anticipates,” “continues,” “estimates,” “projects,” “intends,” and similar expressions. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected or anticipated. These risks and uncertainties include, but are not limited to, general economic and business conditions, effects of continued geopolitical unrest and regional conflicts, competition, changes in technology and methods of marketing, delays in completing new customer offerings, changes in customer order patterns, changes in customer offering mix, continued success in technological advances and delivering technological innovations, delays due to issues with outsourced service providers, those events and factors described by us in Item 1.A “Risk Factors” in our most recent Form 10-K and other risks to which our Company is subject, and various other factors beyond the Company’s control.

Company Contact:

Edward Lawton

Chief Financial Officer

617-500-0122

ir@sharpspring.com

Investor Relations:

Liolios Group, Inc.

Matt Glover or Najim Mostamand

949-574-3860

SHSP@liolios.com

SharpSpring, Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended
	March 31,
	2016	2015
Revenue	$4,194,051	$3,285,502

Cost of services	1,377,934	790,966
Gross profit	2,816,117	2,494,536

Operating expenses:
Sales and marketing	1,394,833	1,372,361
Research and development	550,162	471,214
General and administrative	1,255,241	1,084,016
Change in earn out liability	120,473	704,000
Intangible asset amortization	483,297	378,895

Total operating expenses	3,804,006	4,010,486

Operating loss	(987,889)	(1,515,950)

Other income (expense), net	331,451	(50,024)

Loss before income taxes	(656,438)	(1,565,974)
Provision (benefit) for income tax	53,660	(395,946)

Net loss	$(710,098)	$(1,170,028)

Net loss per share
Basic	$(0.10)	$(0.21)
Diluted	$(0.10)	$(0.21)

Weighted average common shares outstanding
Basic	7,252,470	5,456,735
Diluted	7,252,470	5,456,735

SharpSpring, Inc.

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	March 31, 2016	December 31, 2015
Assets
Cash and cash equivalents	$3,453,281	$4,158,646
Accounts receivable	764,493	794,123
Deferred income taxes	16,645	16,645
Income taxes receivable	807,385	793,189
Other current assets	379,346	250,840
Total current assets	5,421,150	6,013,443

Property and equipment, net	859,346	817,046
Goodwill	8,885,425	8,881,933
Intangibles, net	5,135,078	5,518,305
Deposits	19,253	11,280
Total assets	$20,320,252	$21,242,007

Liabilities and Shareholders’ Equity
Accounts payable	$670,191	$609,454
Accrued expenses and other current liabilities	789,920	1,098,790
Deferred revenue	881,755	895,158
Earn out liabilities	4,901,000	5,191,116
Income taxes payable	69,358	36,469
Deferred income taxes	-	7,598
Total current liabilities	7,312,224	7,838,585

Shareholders’ equity:
Preferred stock, $0.001 par value	-	-
Common stock, $0.001 par value	7,304	7,233
Additional paid in capital	23,004,602	22,607,290
Accumulated other comprehensive loss	(141,291)	(142,613)
Accumulated deficit	(9,778,587)	(9,068,488)
Treasury stock	(84,000)	-
Total shareholders’ equity	13,008,028	13,403,422

Total liabilities and shareholders’ equity	$20,320,252	$21,242,007

SharpSpring, Inc.

RECONCILIATION TO ADJUSTED EBITDA

(Unaudited, in Thousands)

	Three Months Ended
	March 31,
	2016	2015
Net loss	$(710)	$(1,170)
Provision (benefit) for income tax	54	(396)
Other (income) expense, net	(331)	50
Depreciation & amortization	550	426
Non-cash stock compensation	188	202
Acquisition related charges	120	752
Restructuring charges	-	30
Adjusted EBITDA	(129)	(106)

SharpSpring, Inc.

RECONCILIATION TO CORE NET INCOME (LOSS) AND CORE EARNINGS (LOSS) PER SHARE

(Unaudited, in Thousands)

	Three Months Ended
	March 31,
	2016	2015
Net loss	$(710)	$(1,170)
Amortization of intangible assets	483	379
Non-cash stock compensation	188	202
Acquisition related charges	120	752
Restructuring charges	-	30
Gain from escrow claim	(260)	-
Tax adjustment	-	(345)
Core net income (loss)	$(179)	$(152)

Core net income (loss) per share	$(0.02)	$(0.03)
Weighted average common shares outstanding	7,252	5,457